UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in charter)

Commission File Number: 001-39143

Maryland	84-2769895
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

369 N. New York Avenue, Suite 201

Winter Park, Florida 32789

(Address of principal executive offices, including zip code)

(407) 904-3324

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered

Common Stock, $0.01 par value per share	PINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Agreement of Limited Partnership of Alpine Income Property OP, LP

In connection with the Offering (as defined below) by Alpine Income Property Trust, Inc. (the “Company”) of the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), the Amended and Restated Agreement of Limited Partnership of Alpine Income Property OP, LP (the “Operating Partnership”) was amended to provide for the issuance of up to 2,300,000 of the Operating Partnership’s 8.00% Series A Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) (the “Series A Preferred Units”). Such amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company intends to contribute the net proceeds from the sale of the Series A Preferred Stock to the Operating Partnership in exchange for the same number of Series A Preferred Units. The Series A Preferred Units have economic terms that mirror the terms of the Series A Preferred Stock. The issuance of the Series A Preferred Units is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Partial Management Fee Waiver

Pursuant to the terms of the management agreement among the Company, the Operating Partnership and Alpine Income Property Manager, LLC (the “Manager”), dated November 26, 2019 and amended on July 18, 2024 (the “Management Agreement”), the Manager manages, operates, and administers the Company’s day-to-day operations, business and affairs, subject to the direction and supervision of the Company’s board of directors (the “Board”) and in accordance with the investment guidelines approved and monitored by the Board. The Company pays the Manager a base management fee (the “Base Management Fee”) equal to 1.50% per annum (0.375% per fiscal quarter) of the Company’s “total equity” (as defined in the Management Agreement), calculated and payable in cash, quarterly in arrears.

In connection with the Offering, on November 5, 2025, the Manager executed a waiver (the “Waiver Letter”), which provides that, subject to the completion of the Offering, the Manager will waive a portion of the Base Management Fee attributable to the inclusion of the net cash proceeds from the issuance of the Series A Preferred Stock in Total Equity (the “Incremental Equity Base”), such that the Base Management Fee rate on the Incremental Equity Base will equal 0.75% per annum (0.1875% per fiscal quarter), instead of 1.50% per annum (0.375% per fiscal quarter) as provided in the Management Agreement.

A copy of the Waiver Letter is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

On November 10, 2025, the Company filed Articles Supplementary (the “Articles Supplementary”) to the Company’s charter with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), which classified and designated 2,300,000 shares of the Company’s Series A Preferred Stock. A summary of the material terms of the Series A Preferred Stock is set forth under the caption “Description of the Series A Preferred Stock” in the Company’s prospectus supplement, dated November 5, 2025, which forms a part of the Company’s registration statement on Form S-3 (Registration No. 333-274724), and is hereby incorporated by reference into this Item 3.03.

The Series A Preferred Stock will rank senior to all classes or series of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. Upon issuance of the Series A Preferred Stock, the ability of the Company to declare dividends with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of capital stock ranking junior to or on a parity with the Series A Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Series A Preferred Stock during any dividend period. When, as, and if authorized by the Company’s board of directors and declared by the Company, dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2025. Dividends on the Series A Preferred Stock are cumulative.

The Series A Preferred Stock will generally not be redeemable by the Company before November 12, 2030, except in limited circumstances to preserve the Company’s status as a real estate investment trust (“REIT”) and except as described below upon the occurrence of a change of control (as defined in the Articles Supplementary). On and after November 12, 2030, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of redemption. The Series A Preferred Stock has no stated maturity date and is not subject to any sinking fund or mandatory redemption provisions and will remain outstanding indefinitely unless redeemed or otherwise repurchased by the Company or converted in connection with a change of control by holders of the Series A Preferred Stock as described below.

Upon the occurrence of a change of control, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption. In addition, upon the occurrence of a change of control, each holder of Series A Preferred Stock will have the right (unless the Company has provided notice of its election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of Common Stock determined by a formula, on the terms and subject to the conditions described in the Articles Supplementary.

Holders of the Series A Preferred Stock generally have no voting rights, except for limited voting rights, including if the Company fails to pay dividends on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive).

The shares of the Series A Preferred Stock are subject to certain restrictions on ownership and transfer designed to preserve the Company’s qualification as a REIT for U.S. federal income tax purposes.

The foregoing description is not complete and is qualified in its entirety by the full terms of the Series A Preferred Stock as set forth in the Articles Supplementary. A copy of the Articles Supplementary is filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 10, 2025, and the information in the Articles Supplementary is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2025, the Company filed the Articles Supplementary with the SDAT designating the powers, preferences and privileges of the Series A Preferred Stock. The Articles Supplementary were effective upon filing. The information about the Articles Supplementary under Item 3.03 of this report, including the summary description of the powers, preferences and privileges of the Series A Preferred Stock, is hereby incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On November 5, 2025, the Company, the Operating Partnership and the Manager entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated and Robert W. Baird & Co. Incorporated, as the representatives of the underwriters named in Schedule I thereto (collectively, the “Underwriters”) to issue and sell (the “Offering”) 2,000,000 shares of Series A Preferred Stock at a public offering price of $25.00 per share. In addition, the Company granted the Underwriters a 30-day over-allotment option to purchase up to an additional 300,000 shares of Series A Preferred Stock. The Offering is expected to close on November 12, 2025, subject to customary closing conditions. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company, the Operating Partnership and the Manager, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Venable LLP, Maryland counsel to the Company, relating to the legality of the shares of Series A Preferred Stock is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of November 5, 2025, by and among the Company, the Operating Partnership and the Manager and Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated and Robert W. Baird & Co. Incorporated, as the representatives of the underwriters named in Schedule I thereto.

3.1	Articles Supplementary, designating the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on November 10, 2025).

5.1	Opinion of Venable LLP.

10.1	First Amendment to Amended and Restated Agreement of Limited Partnership of Alpine Income Property OP, LP, dated as of November 10, 2025.

10.2	Waiver Letter, dated as of November 5, 2025.

23.1	Consent of Venable LLP (included in Exhibit 5.1 and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE INCOME PROPERTY TRUST, INC.

By:	/s/ Philip R. Mays
	Name:	Philip R. Mays
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: November 10, 2025

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